EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87715, 333-39129, 333-59859, 33-85272,
33-94972, 333-41954, 333-54010, 333-63156 and 333-100094) and the Registration
Statements on Form S-3 (Nos. 333-86072 and 333-111527) of Mattson Technology, Inc. of our reports dated January 23, 2004, except as to Note 18, which is as of February 17, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP


San Jose, California
March 12, 2004